As filed with the Securities and Exchange Commission on February 1, 2000
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ----------------------

                      FAIR, ISAAC AND COMPANY, INCORPORATED
             (Exact name of Registrant as specified in its charter)

                             ----------------------

         Delaware                                           94-1499887
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                      Identification Number)

                              200 Smith Ranch Road
                          San Rafael, California 94903
               (Address of principal executive offices) (Zip code)

                             ----------------------

                      Fair, Isaac and Company, Incorporated
                        1999 Employee Stock Purchase Plan
                            (Full title of the plans)

                             ----------------------

                            Peter L. McCorkell, Esq.
                      Executive Vice President, Secretary,
                               and General Counsel
                      Fair, Isaac and Company, Incorporated
                              200 Smith Ranch Road
                              San Rafael, CA 94903
                                 (415) 472-2211
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                              Barry W. Homer, Esq.
                         Brobeck, Phleger & Harrison LLP
                                One Market Plaza
                         San Francisco, California 94105

                             ----------------------

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933, as amended, (the "1933 Act") and Rule 462 thereunder.

                                                   CALCULATION OF REGISTRATION FEE
------------------------------------------- --------------------- ----------------------- -------------------- ---------------------
                                                   Amount            Proposed Maximum      Proposed Maximum         Amount of
           Title of Securities                     to be              Offering Price           Aggregate           Registration
             to be Registered                    Registered             per Share           Offering Price             Fee
------------------------------------------- --------------------- ----------------------- -------------------- ---------------------
      Common Stock, $0.01 par value         1,500,000 shares(1)       $ 52.1875 (2)        $ 78,281,250 (2)        $ 20,666.25
------------------------------------------- --------------------- ----------------------- -------------------- ---------------------

(1) This Registration Statement also covers any additional shares of Common Stock that are issued under the Registrant's 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Registrant's outstanding shares of Common Stock.
(2) Estimated solely for purposes of determining the registration fee on the basis of the average of the high and low prices as reported on the New York Stock Exchange on January 24, 2000.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Certain Documents by Reference

         The following documents of the Registrant filed with the Commission (File No. 001-13803) are incorporated by reference:

     (a) The Registrant's Registration Statement on Form 8-B filed on June 12, 1997, pursuant to Section 12(g) of the Exchange Act;

     (b) The Registrant's Annual Report on Form 10-K for the year ended September 30, 1999

     (c) The description of the Common Stock, par value $0.01 per share ("Common Stock"), of Registrant contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 9, 1996, including any subsequent amendment or report filed for the purpose of updating such information;

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which designates all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel

         Peter L. McCorkell, Esq. will pass on the legality of the securities offered hereby for the Registrant. Mr. McCorkell is Executive Vice President, Secretary and General Counsel of the Registrant.


Item 6.  Indemnification of Directors and Officers

         The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporations Law (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         Article 6 of the Registrant's restated Certificate of Incorporation provides as follows:


     "(a) A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     (b) Each director or officer of the corporation who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation any action, suit or proceeding brought by or in the right of the corporation to procure a judgment in its favor) (hereinafter a "proceeding"), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is a legal representative, is or was a director or officer of the corporation or of a subsidiary of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity or enterprise, or was a director or officer for a foreign or domestic corporation which was a predecessor corporation of the corporation or of another entity or enterprise at the request of the predecessor corporation, or by reason of anything done or not done in such capacity, shall be indemnified and held harmless by the corporation, and the corporation shall advance all expenses incurred by any such person in connection with any such proceeding prior to its final determination, to the fullest extent authorized by the Delaware General Corporation Law. In any proceeding against the corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the corporation shall have the burden of proof to overcome that presumption. The rights to indemnification and advancement of expenses conferred by this Article shall be presumed to have been relied upon by directors and officers of the corporation in serving or continuing to serve the corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The corporation may, upon written demand presented by a director or officer of the corporation or of a subsidiary of the corporation, or by a person serving at the request of the corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specific rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the Delaware General Corporation Law. The corporation may create trust funds, grant security interests, obtain letters of credit, or use other means to ensure payment of such amounts as may be necessary to perform the obligations provided for in this Article 6 or in any such contract."

         The effect of these provisions is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. These provisions do not limit or eliminate the rights of the Registrant or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities law.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit Number             Exhibit
--------------             -------

         5 Opinion of Peter L. McCorkell, Esq., Executive Vice President, Secretary, and General Counsel of the Registrant regarding the legality of the securities being offered
         23.1              Consent of KPMG LLP
         23.2              Consent  of Peter L.  McCorkell,  Esq.  (Included  in
                           Exhibit 5)
         24 Power of Attorney. Reference is made to the signature page of this Registration Statement.

Item 9.  Undertakings.

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; and (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on 1st day of February, 2000.

                                  FAIR, ISAAC AND COMPANY, INCORPORATED


                                  By: /s/Peter L. McCorkell
                                      -----------------------------------------
                                           Peter L. McCorkell
                                           Executive Vice President, Secretary,
                                           and General Counsel



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Fair, Isaac and Company, Incorporated, a Delaware corporation, do hereby constitute and appoint Peter L. McCorkell, Executive Vice President, Secretary, and General Counsel, the lawful attorney-in-fact and agent, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                             Title                                            Date
----------                             -----                                            ----

 /s/ Thomas G. Grudnowski              President, Chief Executive Officer               February 1, 2000
-------------------------------        (Principal Executive Officer) and Director
Thomas G. Grudnowski

 /s/ Henk J. Evenhuis                  Executive Vice President and Chief Financial     February 1, 2000
-------------------------------        Officer (Principal Financial Officer)
Henk J. Evenhuis

 /s/ A George Battle                   Director                                         February 1, 2000
-------------------------------
A George Battle

 /s/ H. Robert Heller                  Director                                         February 1, 2000
-------------------------------
H. Robert Heller

                                       5


 /s/ Guy R. Henshaw                    Director                                         February 1, 2000
-------------------------------
Guy R. Henshaw

 /s/ David S. P. Hopkins               Director                                         February 1, 2000
-------------------------------
David S. P. Hopkins

 /s/ Robert M. Oliver                  Director                                         February 1, 2000
-------------------------------
Robert M. Oliver

 /s/ Robert D. Sanderson               Director                                         February 1, 2000
-------------------------------
Robert D. Sanderson

 /s/ John D. Woldrich                  Director                                         February 1, 2000
-------------------------------
John D. Woldrich

 /s/ Tony J. Christianson              Director                                         February 1, 2000
-------------------------------
Tony J. Christianson

 /s/ Margaret L. Taylor                Director                                         February 1, 2000
---------------------------
Margaret L. Taylor


                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                      FAIR, ISAAC AND COMPANY, INCORPORATED

                                  EXHIBIT INDEX





Exhibit Number             Exhibit
--------------             -------
      5                    Opinion of Peter L. McCorkell, Esq.

      23.1                 Consent of KPMG LLP

      23.2                 Consent  of Peter L.  McCorkell,  Esq.  (Included  in
                           Exhibit 5)

      24 Power of Attorney. Reference is made to the signature page of this Registration Statement.